Form N-SAR, Item 77
                             for USLICO Series Fund
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

                                                    ----------------------------
                                                    If filing more than one Page
                                                    32, "X" box:
                                                    ----------------------------

For period ending: 06/30/03
File number:       811-5451

77.   A.    Is the Registrant filing any of the following attachments with the current filing of Form N-SAR? (ANSWER FOR ALL SERIES AS A GROUP)
            ________________________________________________________________   Y

NOTE If answer is "Y" (Yes), mark those items below being filed as an attachment
to this form or incorporate by reference.                         ______________
                                                                        Y/N

B.    Accountant's report on internal control                   ___________    N
C.    Matters submitted to a vote of security holders           ___________    N
D.    Policies with respect to security investments             ___________    N
E.    Legal proceedings                                         ___________    N
F.    Changes in security for debt                              ___________    N
G.    Defaults and arrears on senior securities                 ___________    N
H.    Changes in control of Registrant                          ___________    N
I.    Terms of new or amended securities                        ___________    N
J.    Revaluation of assets or restatement of capital share     ___________    N
      account
K.    Changes in Registrant's certifying account                ___________    N
L.    Changes in accounting principles and practices            ___________    N
M.    Mergers                                                   ___________    N
N.    Actions required to be reported pursuant to Rule 2a-7     ___________    N
O.    Transactions effected pursuant to Rule 10f-3              ___________    Y
P. Information required to be filed pursuant to existing ___________ N exemptive orders

                               Form N-SAR, Item 77
                             for USLICO Series Fund
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

                                                 -------------------------------
                                                 If filing more than one Page
                                                 33, "X" box:
                                                 -------------------------------

For period ending:         06/30/03
File number:               811-5451

Q.    1.    Exhibits _________________________________________________         N
      2.    Any information called for by instructions to sub-item 77Q2        N
            _____________________________________________
      3.    Any information called for by instructions to sub-item 77Q3        N

o     77O: 10f-3 Transactions

      Response:

      During the second quarter 2003, the following funds engaged in Rule 10f-3 affiliated underwriter transactions within the guidelines of the Rule 10f-3 Procedures: USLICO Bond Portfolio and USLICO Asset Allocation Bond Portfolio. (See below listing of transactions.)

--------------------------------------------------------------------------------------------------------------------------
Fund Name                 Issuer          Net Assets        Net Assets      Date of        Broker/ Dealer   Affiliated/
                                          (beginning of     (End of         Purchase       From Whom        Principal
                                          period $)         Period $)                      Purchased        Underwriter of
                                                                                                            Syndicate
--------------------------------------------------------------------------------------------------------------------------
USLICO Asset Allocation   Reliant         12,640, 284       12,635,284      06/26/03       Deutsche Bank    ING Financial
Port.                     Resources Inc.                                                   Securities       Markets LLC
--------------------------------------------------------------------------------------------------------------------------
USLICO Bond Port.         Reliant         3,207,844         3,202,844       06/26/03       Deutsche Bank    ING Financial
                          Resources Inc.                                                   Securities       Markets LLC
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Fund Name                 Aggregate        Purchase      % of Issue      Commission,       Offer          Date Offering
                          Principal        Price         Purchased       spread or         Circular       Commenced
                          Amount of                                      profit*           available
                          Offering                                                         (Yes/No)
--------------------------------------------------------------------------------------------------------------------------
USLICO Asset Allocation   550,000,000      $100.00       0.001%          3.000%            Yes            06/26/03
Port.
--------------------------------------------------------------------------------------------------------------------------
USLICO Bond Port.         550,000,000      $100.00       0.001%          3.000%            Yes            06/26/03
--------------------------------------------------------------------------------------------------------------------------

* Each Sub-Adviser has certified that the commission, spread or profit received by the principal underwriters in connection with each purchase above was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time.